Exhibit 5.1

June 25, 2025

Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor

New York, New York 10019

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”), including a related preliminary prospectus filed with the Registration Statement (the “Prospectus”), with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale by the selling stockholder identified therein (the “Selling Stockholder”) of up to 2,762,766 shares (the “Shares”) of the Company’s common stock, par value $0.00005 per share (the “Common Stock”) issuable upon the exercise of Inducement Warrants (the “Inducement Warrants”) issued to the Selling Stockholder on April 1, 2025 in a private placement.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Certificate of Incorporation as amended and/or restated to date and as currently in effect (the “Certificate of Incorporation”), (ii) the Company’s Bylaws as amended and/or restated to date and as currently in effect (the “Bylaws”), (iii) the Registration Statement and the Prospectus, (iv) the Inducement Warrants, and (v) such corporate records, agreements, documents, and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when issued upon the due exercise of the Inducement Warrants, will be validly issued, fully paid, and non-assessable.

In rendering the foregoing opinion, we have assumed that, (i) before the Shares are issued, the Company will not issue shares of Common Stock or reduce the total number of shares of Common Stock that the Company is authorized to issue under its then-effective Certificate of Incorporation such that the number of unissued shares of Common Stock authorized under the Certificate of Incorporation is less than the aggregate number of Shares, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL (as defined below), and (iii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

Brainstorm Cell Therapeutics Inc.

June 25, 2025

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware (including reported judicial decisions interpreting the General Corporation Law of the State of Delaware) and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters related to the Company, the Shares, the Inducement Warrants, the Registration Statement, or the Prospectus.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP